UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CROSS TIMBERS ROYALTY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CROSS TIMBERS ROYALTY TRUST
c/o U.S. Trust, Bank of America
Private Wealth Management
901 Main Street, 17th Floor
Dallas, Texas 75202

March 28, 2014

Dear Unit Holder:

You are cordially invited to attend a Special Meeting of unit holders of the Cross Timbers Royalty Trust to be held on Friday, May 23, 2014, at 4:00 p.m., local time, at Shady Oaks Country Club, 320 Roaring Springs Road, Fort Worth, Texas 76114. Please find enclosed a notice to unit holders, a Proxy Statement describing the business to be transacted at the meeting, and a form of Proxy for use in voting at the meeting.

At the Special Meeting, you will be asked (i) to approve the appointment of Southwest Bank as successor trustee of the Trust, (ii) to approve certain amendments to the Cross Timbers Royalty Trust Indenture dated February 12, 1991 (the “Indenture”) described in the enclosed Proxy Statement, and (iii) to approve an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.

We hope that you will be able to attend the Special Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed Proxy as promptly as possible. It is important that your Units be represented at the meeting.

Very truly yours,

BANK OF AMERICA, N.A.,
Trustee of the Cross Timbers Royalty Trust

/s/ Ron E. Hooper

RON E. HOOPER
Senior Vice President

YOUR VOTE IS IMPORTANT

All Unit Holders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed Proxy as promptly as possible in the enclosed postage paid envelope. Returning your Proxy will help the Trust assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any Unit Holder attending the meeting may vote in person even if he or she has returned the Proxy.

PROXY STATEMENT	1
SOLICITATION AND REVOCABILITY OF PROXIES	1
VOTING AND QUORUM	2
PROPOSAL ONE — APPOINTMENT OF SUCCESSOR TRUSTEE	3
PROPOSAL TWO — AMENDMENT TO THE INDENTURE REGARDING MINISTERIAL ITEMS	3
PROPOSAL THREE — AMENDMENTS TO THE INDENTURE REGARDING EXPERT ADVICE UPON TERMINATION	4
PROPOSAL FOUR — AMENDMENTS TO THE INDENTURE REGARDING A DIRECT REGISTRATION SYSTEM	5
PROPOSAL FIVE — AMENDMENTS TO THE INDENTURE REGARDING ASSET SALES	5
PROPOSAL SIX — AMENDMENT TO THE INDENTURE REGARDING ELECTRONIC VOTING	7
PROPOSAL SEVEN — AMENDMENT TO THE INDENTURE REGARDING INVESTMENTS	7
PROPOSAL EIGHT — APPROVAL OF ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IN FAVOR OF PROPOSALS ONE THROUGH SEVEN	8
EFFECT OF NEGATIVE VOTES ON PROPOSAL ONE	8
EFFECT OF NEGATIVE VOTES ON PROPOSALS TWO THROUGH SEVEN	9
EFFECT OF NEGATIVE VOTES ON PROPOSAL EIGHT	9
TRUSTEE/SOUTHWEST BANK APPROVAL OF PROPOSALS TWO THROUGH SEVEN	9
TRUSTEE	9
DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	10
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	10
INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON	10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11
ADDITIONAL INFORMATION	12
APPENDIX A	A-1

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CROSS TIMBERS ROYALTY TRUST
c/o U.S. Trust, Bank of America
Private Wealth Management
901 Main Street, 17th Floor
Dallas, Texas 75202

NOTICE OF SPECIAL MEETING OF UNIT HOLDERS
To Be Held May 23, 2014

PLEASE TAKE NOTICE THAT a Special Meeting of Unit Holders (the “Special Meeting”) of the Cross Timbers Royalty Trust (the “Trust”), an express trust formed under the laws of the state of Texas and governed by the terms of the Cross Timbers Royalty Trust Indenture dated February 12, 1991 (the “Indenture”), will be held on Friday, May 23, 2014, at 4:00 p.m., local time, at Shady Oaks Country Club, 320 Roaring Springs Road, Fort Worth, Texas 76114, to consider and vote on the following matters:

(1)	approval of the appointment of Southwest Bank as successor trustee to serve as trustee of the Trust once the resignation of Bank of America, N.A., the current Trustee of the Trust, takes effect;
(2)	approval of certain amendments to the Indenture regarding ministerial items;
(3)	approval of certain amendments to the Indenture regarding expert advice on termination;
(4)	approval of certain amendments to the Indenture regarding a direct registration system;
(5)	approval of certain amendments to the Indenture regarding asset sales;
(6)	approval of certain amendments to the Indenture regarding electronic voting;
(7)	approval of certain amendments to the Indenture regarding investments; and
(8)	approval of the adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.

The close of business on March 27, 2014 (the “Record Date”), has been fixed as the record date for the determination of unit holders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of Units of Beneficial Interest (the “Units”) of the Trust at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A list of unit holders entitled to vote at the Special Meeting will be available for inspection by any unit holder for any purpose germane to the Special Meeting during ordinary business hours for the ten days preceding the Special Meeting at the Trustee’s offices at 901 Main Street, 17th Floor, Dallas, Texas, and also at the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the enclosed Proxy as promptly as possible. You may revoke your proxy before the Special Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.”

By Order of Bank of America, N.A.,
Trustee of the Cross Timbers Royalty Trust

/s/ Ron E. Hooper

Ron E. Hooper
Senior Vice President

Dallas, Texas
March 28, 2014

CROSS TIMBERS ROYALTY TRUST
c/o U.S. Trust, Bank of America
Private Wealth Management
901 Main Street, 17th Floor
Dallas, Texas 75202

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The trustee of the Trust, Bank of America, N.A. through its U.S. Trust, Bank of America Private Wealth Management division (the “Trustee”), requests your proxy for use at the Special Meeting of unit holders of the Trust (“Unit Holders”) to be held on Friday, May 23, 2014, at 4:00 p.m., local time, at Shady Oaks Country Club, 320 Roaring Springs Road, Fort Worth, Texas 76114, and at any adjournment or postponement thereof. By signing and returning the enclosed Proxy you authorize the persons named on the Proxy to represent you and to vote your Units at the Special Meeting. This Proxy Statement and the form of Proxy were first mailed to Unit Holders of the Trust on or about March 28, 2014.

This solicitation of proxies is made by the Trustee of the Trust. In addition, the Trust has engaged AST Phoenix Advisors (the “Proxy Solicitor”) to assist in the solicitation of Proxies for the Special Meeting, and it estimates that it will pay the Proxy Solicitor approximately $60,000, including the fee of the Proxy Solicitor plus certain costs and expenses. The Trust has also agreed to indemnify the Proxy Solicitor against certain losses arising out of its services. Representatives of the Trustee may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Trust may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Units that those companies hold of record. The Trustee will pay the costs of the solicitation, including reimbursement of forwarding expenses and fees and expenses of the Proxy Solicitor; however, Southwest Bank has agreed to reimburse the Trustee for 60% of the costs and expenses of the proxy solicitation in connection with the Special Meeting and meetings (or solicitation of written consents in lieu thereof) of unit holders of the six other trusts for whom Bank of America will resign as trustee not to exceed an aggregate of $360,000 for all seven trusts.

If you attend the Special Meeting, you may vote in person. If you are not present at the Special Meeting, your Units can be voted only if you have returned a properly signed Proxy or are represented by another proxy. You may revoke your proxy at any time before it is exercised at the Special Meeting by (a) signing and submitting a later-dated proxy to the Trustee, (b) delivering written notice of revocation of the proxy to the Trustee, or (c) voting in person at the Special Meeting. In the absence of any such revocation, Units represented by the persons named on the Proxies will be voted at the Special Meeting.

VOTING AND QUORUM

The only outstanding voting securities of the Trust are the Units. As of the close of business on the Record Date, there were 6,000,000 Units outstanding and entitled to be voted at the Special Meeting.

Each outstanding Unit is entitled to one vote. The presence, in person or by proxy, of Unit Holders who hold Units representing a majority of the outstanding Units will constitute a quorum at the Special Meeting. The Trustee, upon approval by the holders of a majority of the Units who are present or represented by proxy at the Special Meeting, will have the power to adjourn the Special Meeting from time to time without notice, other than an announcement at the Special Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Special Meeting had a quorum originally been present. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each Unit Holder of record entitled to vote at the adjourned meeting. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Special Meeting, even if a quorum is not present. If a motion to adjourn the meeting is approved but sufficient proxies are not received by the time set for the resumption of the Special Meeting, this process may be repeated until sufficient proxies to vote in favor of the proposals described in this Proxy Statement have been received or it appears that sufficient proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Special Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item.

PROPOSAL ONE — APPOINTMENT OF SUCCESSOR TRUSTEE

On January 9, 2014, the Trustee submitted a notice of its resignation as trustee of the Trust to the Unit Holders. The Trustee’s notice of resignation stated that it would nominate Southwest Bank, an independent state bank chartered under the laws of the State of Texas and headquartered in Fort Worth, Texas (“Southwest Bank”) as its potential successor and call a special meeting of Unit Holders for the purpose of appointing Southwest Bank as a successor. Prior to nominating Southwest Bank, the Trustee formed a committee to solicit, investigate and choose a nominee. The committee distributed requests for proposal and held discussions with a number of potential candidates.

If the Unit Holders appoint Southwest Bank as successor trustee at the Special Meeting, the Trustee’s resignation will take effect on May 30, 2014, assuming the satisfaction or waiver of the following conditions:

•	The appointment of Southwest Bank as trustee of the Sabine Royalty Trust (another royalty trust for which Bank of America, N.A. currently serves as trustee);
•	The appointment of Southwest Bank or another successor trustee as trustee of five other royalty trusts for which Bank of America, N.A. currently serves as trustee and as agent under a disbursing arrangement for which Bank of America, N.A. currently serves as agent;
•	The accuracy of certain representations and warranties and performance of certain agreements made by Southwest Bank in an agreement between Bank of America, N.A. and Southwest Bank; and
•	No governmental injunction, order or other action that would prohibit Southwest Bank’s appointment, the Trustee’s resignation or the other actions described above.

If the conditions described above have not been satisfied or waived by the Trustee as of May 30, 2014, the resignation shall be effective August 29, 2014, assuming all of the conditions described above have been satisfied or waived by the Trustee as of such date. If the resignation is not effective as of such later effective date, the Trustee will notify Unit Holders of the new effective date.

Required Vote

The appointment of Southwest Bank as the successor trustee requires the affirmative vote of Unit Holders who hold Units representing a majority in interest of the Units represented in person or by proxy at the Special Meeting. Accordingly, abstentions and broker non-votes in the appointment of the successor trustee will have the effect of votes against Southwest Bank as successor trustee. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal One, your Proxy will be deemed to grant such authority and will be voted FOR the appointment of Southwest Bank as successor trustee.

The Trustee recommends the Unit Holders vote “FOR” the appointment of Southwest Bank as successor trustee.

PROPOSAL TWO — AMENDMENT TO THE INDENTURE
REGARDING MINISTERIAL ITEMS

Background, Reasons for and Effect of the Proposed Amendment

The Indenture that created the Trust was entered into on February 12, 1991. The following amendment is intended to update the Indenture to ensure accurate cross-references to current legal authority. The following amendment is reflected in the “black-line” version of the Indenture attached hereto as Appendix A. (The “black-line” version of the Indenture underlines new text that is inserted and strikes through all text that is deleted as a result of the amendments to the Indenture described in this Proxy Statement.)

Transfer of Units.  The Texas Uniform Act for Simplification of Fiduciary Security Transfers under Chapter 33 of the Texas Business and Commerce Code (the “Texas Uniform Act”) governs certain aspects of the Indenture. Chapter 33 of the Texas Business and Commerce Code has been repealed. Accordingly, the references in Section 4.04 and 4.07 of the Indenture to the Texas Uniform Act will be deleted.

The effect of the above amendment would be to eliminate outdated references and modernize the Indenture.

Southwest Bank’s willingness and ability to serve as successor trustee are not conditioned upon Unit Holder approval of this amendment.

Required Vote

The amendment to the Indenture in this Proposal requires the affirmative vote of Unit Holders who hold Units representing 80 percent or more of the outstanding Units. Accordingly, abstentions and broker non-votes in the adoption of this amendment to the Indenture will have the effect of a vote against such amendment. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Two, your Proxy will be deemed to grant such authority and will be voted FOR such amendment.

The Trustee recommends the Unit Holders vote “FOR” this amendment to the Indenture.

PROPOSAL THREE — AMENDMENTS TO THE INDENTURE
REGARDING EXPERT ADVICE UPON TERMINATION

Background, Reasons for and Effect of the Proposed Amendments

Disposition and Distribution of Properties.  Section 9.03 of the Indenture, entitled “Disposition and Distribution of Properties,” addresses certain procedures related to the liquidating and winding up of the affairs of the Trust at its termination. This section will be revised to clarify that the trustee may engage experts to assist it in the winding up of the Trust’s affairs. In addition, the amendment will provide that the trustee is entitled to rely on such experts’ advice and to be reimbursed for such experts’ fees and expenses. This section will be revised by inserting the following sentence immediately following the second sentence in 9.03.

“The Trustee may engage the services of one or more investment advisors or other parties deemed by the Trustee to be qualified as experts on such matters to assist with such sales and shall be entitled to rely on the advice of such persons as contemplated by Section 11.02.”

In addition, the list of professional and expert persons in Section 11.02 with whom the trustee may contract for services will be expanded by inserting “, investment advisors” in such list. And similarly, the list of services in Section 3.06 will be expanded by inserting “, investment advisors” in such list.

The effect of the proposed amendments would be to permit the trustee to engage and rely on investment advisors or other experts to assist it with the sale of Trust properties upon a liquidation of the Trust.

Southwest Bank’s willingness and ability to serve as successor trustee are not conditioned upon Unit Holder approval of these amendments.

Required Vote

The amendments to the Indenture in this Proposal require the affirmative vote of Unit Holders who hold Units representing 80 percent or more of the outstanding Units. Accordingly, abstentions and broker non-votes in the adoption of these amendments to the Indenture will have the effect of a vote against such amendments. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Three, your Proxy will be deemed to grant such authority and will be voted FOR such amendments.

The Trustee recommends the Unit Holders vote “FOR” these amendments to the Indenture.

PROPOSAL FOUR — AMENDMENTS TO THE INDENTURE
REGARDING A DIRECT REGISTRATION SYSTEM

Background, Reasons for and Effect of the Proposed Amendments

The Units are currently listed securities on the New York Stock Exchange (“NYSE”). Pursuant to New York Stock Exchange Listed Company Manual Section 500.00, all securities listed on the NYSE must be eligible for a direct registration system (“DRS”). While the Trust is technically eligible for DRS, it cannot participate in the system because the Indenture dated February 12, 1991 requires that ownership of Units be evidenced by certificates. Proposal Four, if approved, will amend the Indenture to allow for uncertificated Units, which would permit the Trust to participate in the DRS.

A DRS allows companies to issue units or shares in uncertificated (or book-entry) form rather than requiring actual paper certificates. These book-entry units or shares can then be transferred electronically between brokers and transfer agents, removing the need for printing, handling and delivering paper certificates. A DRS also provides greater security both to holders of units or shares, who avoid the risk of lost or stolen certificates and the associated replacement fees, and to issuers, who eliminate the risk of cancelled certificates being fraudulently presented as valid. Because of these and other benefits, the securities industry encourages companies to participate in a DRS. Most companies listed on the NYSE were able to begin participating in a DRS after the NYSE added DRS eligibility to its listing standards in 2008 through actions of their board of directors. In contrast, because the Indenture requires physical certificates to represent the Units and does not authorize the trustee to alter that requirement, Unit Holder action is necessary to amend the Indenture to allow the Trust to participate in a DRS. The amendment to allow uncertificated Units is reflected primarily in Article IV of the “black-line” version of the Indenture attached hereto as Appendix A.

If Proposal Four is approved by the Unit Holders, Articles I, IV, V and VII of the Indenture will be revised to read as set forth in Appendix A.

The effect of the proposed amendments would be to permit Trust Units to be uncertificated and permit the Trust to participate in a DRS.

Southwest Bank’s willingness and ability to serve as successor trustee are not conditioned upon Unit Holder approval of these amendments.

Required Vote

The amendments to the Indenture in this Proposal require the affirmative vote of Unit Holders who hold Units representing 80 percent or more of the outstanding Units. Accordingly, abstentions and broker non-votes in the adoption of these amendments to the Indenture will have the effect of a vote against such amendments. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Four, your Proxy will be deemed to grant such authority and will be voted FOR such amendments.

The Trustee recommends the Unit Holders vote “FOR” these amendments to the Indenture.

PROPOSAL FIVE — AMENDMENTS TO THE INDENTURE
REGARDING ASSET SALES

Background, Reasons for and Effect of the Proposed Amendments

The Indenture provides that the trustee may not sell any of the Trust assets without the approval of Unit Holders at a meeting held in accordance with Article VIII of the Indenture. Occasionally opportunities present whereby a better return on properties, or a significant savings in operating costs could be obtained if the trustee sold or conveyed such properties. The Trustee now proposes to seek authorization for certain small sales if the trustee deems them to be in the best interests of the Unit Holders. In order to facilitate any sale of the royalties that the trustee determines to be in the best interest of the Unit Holders, without incurring the expense of holding a special meeting of the Unit Holders to approve such sale, Proposal Five amends the Indenture to permit the trustee to sell up to one percent (1%) of the value (based on year end engineering reports) of the royalties in any twelve month period. This amendment regarding asset sales is reflected in Section 3.02(b) of the “black-line” version of the Indenture attached hereto as Appendix A.

If Proposal Five is approved by the Unit Holders, the current Section 3.02 will become 3.02(a), and a new Section 3.02(b) will be inserted into the Indenture following 3.02(a). Section 3.02 will read as follows:

“Section 3.02. Limited Power to Dispose of Royalties.

(a) In the event the Trustee determines it to be in the best interest of the Unit Holders the Trustee may sell, at any time and from time to time, all or any part of any of the Royalties for cash in such a manner as it deems in the best interest of the Unit Holders if approved by the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII but without such approval it may not sell or otherwise dispose of all or any part of the Royalties. This Section 3.02(a) shall not be construed to require approval of the Unit Holders for any sale or other disposition of all or any part of the Royalties pursuant to Sections 3.02(b), 3.09 or 9.03. The Trustee is authorized to retain any of the Royalties in the form in which such property was transferred to the Trustee, without regard to any requirement to diversify investments or other requirements.

(b) Notwithstanding anything to the contrary contained in this Indenture, during any twelve-month period the Trustee may without a vote of the Unit Holders sell, assign, transfer and convey up to one percent (1%) of the value of the Royalties in any one or more transactions that the Trustee determines to be in the best interest of the Unit Holders. For purposes of this Section 3.02(b), the value of the Royalties to be sold and of all the Royalties shall be the discounted present value of the future net revenue attributable to the proved reserves attributable to such Royalties, as set forth in a Reserve Report as of December 31 of the year preceding the date of the definitive sale agreement for any sale (such report to be prepared by independent petroleum engineers selected by Trustee). The use of such values is solely for the purpose of determining compliance with this Section 3.02(b), and it is recognized that the proceeds of the sale may be greater or lesser than the value so determined.”

In addition, if Proposal Five is approved by the Unit Holders, Section 8.03 of the Indenture, which addresses Unit Holder voting, will be revised accordingly to provide that sales pursuant to the above-discussed Section 3.02(b) will not require Unit Holder approval. This will be accomplished by inserting the following at the end of Section 8.03:

“Notwithstanding the foregoing, nothing contained in this Section 8.03 shall be deemed to require Unit Holder approval of any sale pursuant to Section 3.02(b).”

The effect of the proposed amendments would be to permit the trustee to sell small amounts of the Trust’s assets, without Unit Holder approval, if the trustee deems it in the best interest of the Unit Holders.

Southwest Bank’s willingness and ability to serve as successor trustee are not conditioned upon Unit Holder approval of these amendments.

Required Vote

The amendments to the Indenture in this Proposal require the affirmative vote of Unit Holders who hold Units representing 80 percent or more of the outstanding Units. Accordingly, abstentions and broker non-votes in the adoption of these amendments to the Indenture will have the effect of a vote against such amendments. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Five, your Proxy will be deemed to grant such authority and will be voted FOR such amendments.

The Trustee recommends the Unit Holders vote “FOR” these amendments to the Indenture.

PROPOSAL SIX — AMENDMENT TO THE INDENTURE
REGARDING ELECTRONIC VOTING

Background, Reasons for and Effect of the Proposed Amendment

Section 8.03 of the Indenture provides that Unit Holders may vote in person, or by duly executed written proxy. In order to expand the permissible means by which Unit Holders may vote in the future to take advantage of technological advances and to offer Unit Holders a variety of voting methods, Proposal Six would amend the Indenture to explicitly provide for telephone and internet voting. The amendment regarding electronic voting is reflected in Section 8.03 of the “black-line” version of the Indenture attached hereto as Appendix A.

If Proposal Seven is approved by the Unit Holders, Section 8.03 of the Indenture will be revised to read as follows (proposed changes specific to this Proposal Seven are underlined for ease of reference):

“Section 8.03. Voting.  Each Unit Holder shall be entitled to one vote for each Unit owned by such Unit Holder, and any Unit Holder may vote in person or by duly executed written proxy. A telegram, telex, cablegram, email, or other form of electronic transmission, including telephone transmission, by the Unit Holder or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Unit Holder shall be treated as an execution in writing for purposes of this Section 8.03. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the Unit Holder. At any such meeting the presence in person or by proxy of Unit Holders holding a majority of the Units at the time outstanding shall constitute a quorum, and, except as otherwise specifically provided herein, any matter shall be deemed to have been approved by the Unit Holders if it is approved by the vote of a majority in interest of such Unit Holders constituting a quorum, although . . .”

The effect of the proposed amendment would be to permit Unit Holders to vote by telephonic or electronic means at a meeting of Trust Unit Holders.

Southwest Bank’s willingness and ability to serve as successor trustee are not conditioned upon Unit Holder approval of this amendment.

Required Vote

The amendment to the Indenture in this Proposal requires the affirmative vote of Unit Holders who hold Units representing 80 percent or more of the outstanding Units. Accordingly, abstentions and broker non-votes in the adoption of this amendment to the Indenture will have the effect of a vote against such amendment. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Six, your Proxy will be deemed to grant such authority and will be voted FOR such amendment.

The Trustee recommends the Unit Holders vote “FOR” this amendment to the Indenture.

PROPOSAL SEVEN — AMENDMENT TO THE INDENTURE
REGARDING INVESTMENTS

Background, Reasons for and Effect of the Proposed Amendment

Section 3.04 of the Indenture is entitled “Interest on Cash on Hand” and establishes the permitted investments of cash on hand held by the trustee. In order to provide the trustee with an efficient means of investing funds received, to reduce the risk that funds go uninvested, and in keeping with current industry practice, Proposal Seven would amend the Indenture to allow such cash to be deposited in accounts fully insured by the Federal Deposit Insurance Corporation. The amendment regarding investments is reflected in Section 3.04(d) of the “black-line” version of the Indenture attached hereto as Appendix A.

If Proposal Seven is approved by the Unit Holders, Section 3.04 of the Indenture will be revised by adding Section 3.04(d), which will read as follows:

“(d) other interest bearing accounts in FDIC-insured state or national banks, including the Trustee, so long as the entire amount in such accounts is at all times fully insured by the Federal Deposit Insurance Corporation.”

The effect of the proposed amendment would be to permit the trustee to use an insured cash sweep service to invest cash on hand in accounts with multiple FDIC-insured institutions such that the funds held by the trustee for the account of the Trust are deposited into interest bearing accounts which are at all times fully insured by the Federal Deposit Insurance Corporation.

Southwest Bank’s willingness and ability to serve as successor trustee are not conditioned upon Unit Holder approval of this amendment.

Required Vote

The amendment to the Indenture in this Proposal requires the affirmative vote of Unit Holders who hold Units representing 80 percent or more of the outstanding Units. Accordingly, abstentions and broker non-votes in the adoption of this amendment to the Indenture will have the effect of a vote against such amendment. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Seven, your Proxy will be deemed to grant such authority and will be voted FOR such amendment.

The Trustee recommends the Unit Holders vote “FOR” this amendment to the Indenture.

PROPOSAL EIGHT — APPROVAL OF ANY ADJOURNMENT OF THE SPECIAL MEETING,
IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF ADDITIONAL
PROXIES IN FAVOR OF PROPOSALS ONE THROUGH SEVEN

The Trustee seeks your approval to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals One through Seven. If it is necessary or appropriate to adjourn the Special Meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to Unit Holders, other than an announcement made at the Special Meeting.

Required Vote

The proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals One through Seven in this Proposal Eight requires the affirmative vote of Unit Holders who, as of the Record Date, held Units representing a majority of the Units represented in person or by proxy at the Special Meeting. Accordingly, abstentions and broker non-votes in the proposal to adjourn the Special Meeting will have the effect of votes against such adjournment. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Eight, your Proxy will be deemed to grant such authority and will be voted FOR the proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals One through Seven.

The Trustee recommends the Unit Holders vote “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals One through Seven.

EFFECT OF NEGATIVE VOTES ON PROPOSAL ONE

The notice of resignation of the Trustee stated that the Trustee’s resignation would be conditional on the appointment of Southwest Bank or another successor trustee as successor trustee. If the Unit Holders appoint Southwest Bank as successor trustee at the Special Meeting, the Trustee’s resignation will be effective May 30, 2014 (assuming the other conditions described herein are satisfied). If the conditions described above have not been satisfied or waived by the Trustee as of May 30, 2014, the resignation shall be effective August 29, 2014, assuming all of the conditions described above have been satisfied or waived by the Trustee as of such date. If the Unit Holders fail to appoint Southwest Bank as successor trustee at the Special Meeting, the Trustee may elect to give written notice of its resignation to each Unit Holder, which resignation would not be contingent upon the appointment of Southwest Bank or another successor trustee. If the Trustee resigns and no successor trustee is appointed within the 60 days following the effective date of the Trustee’s resignation, then a successor trustee may be appointed by any State or Federal District Court holding terms in Tarrant County, Texas, upon the application of any Unit Holder. If a Unit Holder files such an application, the court may appoint a temporary trustee at any time after such application is filed and the temporary trustee shall, pending the final appointment of a successor trustee, have such powers and duties as the court appointing such temporary trustee shall provide in its order of appointment, consistent with the provisions of the Indenture.

EFFECT OF NEGATIVE VOTES ON PROPOSALS TWO THROUGH SEVEN

If the Unit Holders fail to approve any of the amendments to the Indenture under Proposals Two through Seven, the amendments to the Indenture that are not approved will not take effect and will not be included in the Trust’s Amended and Restated Indenture; however, amendments that are approved will take effect and be included in the Trust’s Amended and Restated Indenture, as each of Proposals Two through Seven are independent of each other. Southwest Bank’s willingness and ability to serve as successor trustee are not conditioned upon Unit Holder approval of these proposals.

EFFECT OF NEGATIVE VOTES ON PROPOSAL EIGHT

If the Unit Holders fail to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals One through Seven, the Trust may be unable to hold the Special Meeting if a quorum is not reached. If a quorum has been reached, any of Proposals One through Seven that has not achieved the required vote would not be approved and would have the effects set forth above for such Proposal.

TRUSTEE/SOUTHWEST BANK APPROVAL OF PROPOSALS TWO THROUGH SEVEN

Southwest Bank has stated to the Trustee that, if it is appointed as successor trustee, it intends to consent in writing, as required by the Indenture, to the amendments made to the Indenture by each of Proposals Two through Seven that are approved by the Unit Holders. If Southwest Bank is not appointed, the Trustee intends to approve in writing, as required by the Indenture, the amendments made to the Indenture by each of Proposals Two through Seven that are approved by the Unit Holders.

TRUSTEE

Following is certain information regarding Southwest Bank and the Trustee:

Southwest Bank

Southwest Bank, the nominee, is a 50 year-old independent state bank chartered under the laws of the State of Texas and headquartered in Fort Worth, Texas. With fourteen full-service banking centers it is the largest, locally owned, independent commercial bank headquartered in Tarrant County. Southwest Bank offers a wide range of treasury management, wealth group and mortgage services, and is an SBA preferred lender. The leadership and management team of Southwest Bank has over 300 combined years of banking experience.

Additionally, upon the effectiveness of Bank of America, N.A.’s resignation, the senior management team responsible for administering the Trust at Bank of America, N.A. will become part of the management team of Southwest Bank and continue to administer the Trust.

Trustee

Bank of America Corporation is one of the world's largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. U.S. Trust is part of the Global Wealth and Investment Management unit of Bank of America, N.A., which is a global leader in wealth management, private banking and retail brokerage.

Trustee Compensation

The Trust has no directors or executive officers. During the fiscal years ended December 31, 2011, 2012 and 2013, the Trustee received total remuneration as follows:

Name	Year	Cash Compensation
U.S. Trust, Bank of America Private Wealth Management	2011	$16,901
	2012	$16,192
	2013	$25,595

Term of Office

Any trustee of the Trust shall serve in that capacity until the earlier of such trustee’s resignation or such trustee’s removal, with or without cause, at a meeting of the Unit Holders duly called and held in accordance with the Indenture by the affirmative vote of the holders of record as of the record date for such meeting representing a majority of the Units then outstanding.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Trust has no directors, executive officers or audit committee. The Trustee is a corporate trustee which may be removed, with or without cause, by the affirmative vote of the holders of a majority of all the Units then outstanding.

Section 16(a) of the Securities Exchange Act of 1934 requires that directors, officers, and beneficial owners of more than 10% of the registrant’s equity securities file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission and the New York Stock Exchange. To the Trustee’s knowledge, based solely on the information furnished to the Trustee, the Trustee is unaware of any person that failed to file on a timely basis reports required by Section 16(a) filing requirements with respect to the Trust Units of beneficial interest during and for the year ended December 31, 2013.

Because the Trust has no employees, it does not have a code of ethics. Employees of the Trustee, U.S. Trust, Bank of America Private Wealth Management, must comply with the bank’s code of ethics, a copy of which will be provided to Unit Holders, without charge, upon request by appointment at Bank of America Plaza, 17th Floor, 901 Main Street, Dallas, Texas 75202.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Trust has no directors or executive officers. See the section titled “Trustee — Trustee Compensation” for the remuneration received by the Trustee during the years ended December 31, 2011 through December 31, 2013 and the section titled “Security Ownership of Certain Beneficial Owners and Management” for information concerning Units owned by Bank of America, N.A. in various fiduciary capacities.

Because the Trustee’s compensation is set forth in the Indenture, the Trust has no policy or procedure for the review, approval or ratification of such compensation.

INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON

Southwest Bank has agreed to reimburse the Trustee for a portion of its expenses incurred in connection with the solicitation of Proxies for the Special Meeting and in connection with meetings of other Trusts with respect to which the Trustee’s resignation is conditioned. See “Solicitation and Revocability of Proxies” and “Proposal One — Appointment of Successor Trustee.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Trust has no equity compensation plans.

(a) Security Ownership of Certain Beneficial Owners.  The Trustee is not aware of any person who beneficially owns more than 5% of the outstanding units.

(b) Security Ownership of Management.  The Trust has no directors or executive officers. As of February 4, 2014, Bank of America, N.A. owned, in various fiduciary capacities, 119,641 units, with a shared right to vote 101,812 of these units and shared dispositive power with respect to 17,829 of these units. Bank of America, N.A. disclaims any beneficial interests in these units. The number of units reflected in this paragraph includes units held by all branches of Bank of America, N.A.

(c) Changes in Control.  The Trustee knows of no arrangements which may subsequently result in a change in control of the Trust.

ADDITIONAL INFORMATION

Unit Holder Proposals

The Trust does not hold annual meetings of Unit Holders. Accordingly, the Trust does not publish a date by which Unit Holders must make proposals for inclusion in an annual meeting. Certain Unit Holders, or groups of Unit Holders, may call special meetings of Unit Holders pursuant to the terms of the Indenture to approve any appropriate matter.

Where You Can Find More Information

The Trust files annual, quarterly and special reports and other information with the Securities and Exchange Commission. The Trust’s SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document the Trust files at the SEC’s public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The Units of the Trust are listed on the New York Stock Exchange under the symbol “CRT.” The Trust’s reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange.

The Trust will provide copies of the reports and other information filed with the SEC to any Unit Holder, at the actual cost of reproduction, upon written request to the Trustee, U.S. Trust, Bank of America Private Wealth Management, 17th Floor, 901 Main Street, Dallas, Texas 75202. Copies of these reports may also be found on the Trust’s web site at http://www.crosstimberstrust.com.

BANK OF AMERICA, N.A.,
Trustee of the Cross Timbers Royalty Trust

/s/ Ron E. Hooper

RON E. HOOPER
Senior Vice President

Appendix A

CROSS TIMBERS ROYALTY TRUST

ROYALTY TRUST INDENTURE

Amended & Restated

           , 2014

February 12, 1991

AMENDED AND RESTATED CROSS TIMBERS
ROYALTY TRUST INDENTURE

This Amended and Restated Royalty Trust Indenture (“Indenture”) shall be effective as of            , 2014, the original Royalty Trust Indenture having been entered into as of February 12, 1991, among South Timbers Limited Partnership, a Texas limited partnership, West Timbers Limited Partnership, a Delaware limited partnership, North Timbers Limited Partnership, a Texas limited partnership, East Timbers Limited Partnership, a Texas limited partnership, and Hickory Timbers Limited Partnership, a Texas limited partnership, and Cross Timbers Partners, L.P., a Texas limited partnership (“CTP”) (collectively, the “Grantors”), as Grantors, and NCNB Texas National Bank, a banking association organized under the laws of the United States with its principal place of business in Dallas, Texas (the “Bank”), as Trustee, evidences that the Grantors desire to carve out and distribute to themselves and their partners net overriding royalty interests (the “Royalties”) in certain of their leasehold interests, fee mineral interests, royalty and overriding royalty interests in lands located in the States of Texas, Oklahoma and New Mexico, most of which contain proven reserves and are currently producing oil and gas; that since it would be impractical for their respective Partners to hold legal title to undivided interests in such royalties, the Grantors have determined to carve out and distribute to themselves and their respective partners a beneficial interest in the Royalties by means of the conveyances attached hereto as Exhibits A through E (the “Conveyances”); that the Grantors have determined to transfer the Royalties to the Bank, to be held in trust for the benefit of the Grantors and their partners on the date of execution hereof, and their respective heirs, personal representatives, successors and assigns, as more particularly provided herein, and the Bank has agreed to accept the Conveyances from the Grantors on such terms; and that accordingly, the Grantors, by execution and delivery of the Conveyances to the Bank contemporaneously herewith, grant, bargain, assign and deliver the Royalties to the Bank as trustee in trust and the Bank accepts the Conveyances and the Royalties as trustee in trust and the Grantors and the Bank agree that such assets and all other assets received by the Bank pursuant to this Indenture in trust shall be held, administered, paid and delivered for the purposes and subject to the terms and conditions hereafter provided.

ARTICLE I.
DEFINITIONS

Section 1.01. Defined Terms.  As used herein, the following terms are used with the meanings indicated:

“Business Day” means any day which is not a Saturday, Sunday or other day on which national banking institutions in the City of Fort Worth, Texas, are closed as authorized or required by law.

“Beneficial Interest” means the equitable interest of the Unit Holders in the Trust Estate as expressly set out in this Trust Indenture and all other rights of beneficiaries of express trusts created under the Texas Trust Code, subject to the limitations set forth in this Trust Indenture.

“Certificate” means a certificate issued by the Trustee pursuant to Article IV evidencing the ownership of one or more Units.

“Code” means the Internal Revenue Code of 1986 as amended.

“Distribution Date” means the date of a distribution, which shall be on or before ten Business Days after the Monthly Record Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Registration Statement” means the registration statement by which the Units may be registered under Section 12 of the Exchange Act.

“Indenture” means this instrument, as originally executed, or, if amended or supplemented, as so amended or supplemented.

“Monthly Distribution Amount” for any Monthly Period means the sum of (a) the cash received by the Trustee during the Monthly Period attributable to the Royalties, (b) any cash available for distribution as a result of the reduction or elimination during the Monthly Period of any existing cash reserve created pursuant to Section 3.08 hereof to provide for the payment of liabilities of the Trust, and (c) any other cash receipts of the Trust during the Monthly Period, including without limitation any cash received from interest earned pursuant to Section 3.04, other than interest earned on deposits of the Monthly Distribution Amount for any prior Monthly Period pending distribution of such amount, reduced by the sum of (d) the liabilities of the Trust paid during the Monthly Period and (e) the amount of any cash used pursuant to Section 3.08 hereof in the Monthly Period to establish or increase a cash reserve for the payment of any accrued, future or contingent liabilities of the Trust. If the Monthly Distribution Amount determined in accordance with the preceding sentence shall for any Monthly Period be a negative amount, then the Monthly Distribution Amount shall be zero, and such negative amount shall reduce the next Monthly Distribution Amount. Notwithstanding the foregoing, the Monthly Distribution Amount for any Monthly Period shall not include any amount which would have been required to be reported to any securities exchange on which the Units are listed in connection with the establishment of an ‘ex’ date in order to be distributed to Unit Holders who were such on the Monthly Record Date for such Monthly Period but was not so reported unless the securities exchange agrees to such amount being a part of that Monthly Period’s Monthly Distribution Amount or the Trustee receives an opinion of counsel stating that none of the Trust, the Trustee or any owner of Units will be adversely affected by such inclusion. An amount which pursuant to the preceding sentence is not included in the Monthly Distribution Amount for that Monthly Period shall be included in the Monthly Distribution Amount for the next Monthly Period (unless it is reserved pursuant to Section 3.08 hereof).

“Monthly Period” means the period which commences on the day after the date of creation of the Trust or a Monthly Record Date and continues through and includes the next succeeding Monthly Record Date, which shall be the Monthly Record Date for such Monthly Period.

“Monthly Record Date” for each month means the close of business on the last Business Day of such month unless the Trustee determines that a later date is required to comply with applicable law or the rules of any exchange on which the Units may be listed, in which event it means such later date.

“Person” means an individual, a corporation, partnership, trust, estate or other organization.

“Reserve Report” means a report of estimated proved reserves attributable to the Royalties and the present value thereof prepared on the basis required by the SEC for inclusion in financial statements filed with the SEC (i.e., by determining future net revenues from the reserves attributable to the Royalties using constant oil or gas prices in effect at the time of such report and determining the present value of future net revenues from such reserves by discounting such net revenues at 10% per annum).

“Royalties” means the net overriding royalty interests conveyed to the Trustee pursuant to the Conveyances.

“SEC” means the Securities and Exchange Commission and any agency which may succeed to its responsibilities and functions after the date hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Registration Statement” means a registration statement filed under and complying with the requirements of the Securities Act, and the rules and regulations promulgated thereunder, in respect of the distribution of all or a fraction of the Units to the public and the transactions related thereto.

“Transferee”, as to any Unit Holder or former Unit Holder, means any Person succeeding to the interest of such Unit Holder or former Unit Holder in one or more Units of the Trust, whether as purchaser, donee, legatee or otherwise.

“Trust” means the express trust created hereby which shall be held and administered as provided herein and in accordance with the terms and provisions (not inconsistent with any terms and provisions hereof) of the Texas Trust Code.

“Trust Estate” means the assets held by the Trustee under this Indenture, and shall include both income and principal if separate accounts or records are kept therefor.

“Trustee” means the initial Trustee under this instrument, or any successor, during the period it is so serving in such capacity.

“Unit” means an undivided fractional interest in the Beneficial Interest, determined as hereinafter provided. A Unit may be evidenced by a Certificate or a book-entry position entered in compliance with the procedures the Trustee establishes for uncertificated Units pursuant to Article IV.

“Unit Holder” means the owner of one or more Units as reflected on the books of the Trustee pursuant to Article IV.

ARTICLE II.
NAME AND PURPOSE OF THE TRUST

Section 2.01. Name.  The Trust shall be known as the Cross Timbers Royalty Trust, and the Trustee may transact the affairs of the Trust in that name.

Section 2.02. Purposes.  The purposes of the Trust are:

(a) to convert the Royalties to cash either (1) by retaining them and collecting the proceeds from production until production has ceased or the Royalties have otherwise terminated or (2) by selling or otherwise disposing of the Royalties (within the limits stated herein); and

(b) to distribute such cash, net of amounts for payment of liabilities of the Trust, to the Unit Holders pro rata.

It is the intention and agreement of the Grantors and the Trustee to create an express trust within the meaning of Section 111.004(4) of the Texas Trust Code, for the benefit of the owners of Units, and a grantor trust for federal income tax purposes of which the owners of Units are the grantors. As set forth above and amplified herein, the Trust is intended to be limited to the receipt of revenues attributable to the Royalties and the distribution of such revenues, after payment of or provision for Trust expenses and liabilities, to the Unit Holders. It is neither the purpose nor the intention of the parties hereto to create, and nothing in this Trust Indenture shall be construed as creating, a partnership, joint venture, joint stock company or business association between or among Unit Holders, present or future, or among or between Unit Holders, or any of them, and the Trustee or the Grantors.

ARTICLE III.
ADMINISTRATION OF THE TRUST

Section 3.01. General.  Subject to the limitations set forth in this Indenture, the Trustee is authorized to take such action as in its judgment is necessary or advisable best to achieve the purposes of the Trust, including the authority to agree to modifications or settlements of the terms of the Conveyances or to settle disputes with respect thereto, so long as such modifications or settlements do not alter the nature of the Royalties as rights to receive a share of the proceeds of oil and gas produced from the properties presently burdened by such Royalties which are free of any obligation for operating expenses and as rights which do not possess any operating rights or obligations. The Trustee may not dispose of all or any portion of the Royalties except as provided in Sections 3.02, 3.09 and 9.03.

Section 3.02. Limited Power to Dispose of Royalties.

(a) In the event the Trustee determines it to be in the best interest of the Unit Holders the Trustee may sell, at any time and from time to time, all or any part of any of the Royalties for cash in such a manner as it deems in the best interest of the Unit Holders if approved by the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII but without such approval it may not sell or otherwise dispose of all or any part of the Royalties. This Section 3.02(a) shall not be construed to require approval of the Unit Holders for any sale or other disposition of all or any part of the Royalties pursuant to Sections 3.02(b), 3.09 or 9.03. The Trustee is authorized to retain any of the Royalties in the form in which such property was transferred to the Trustee, without regard to any requirement to diversify investments or other requirements.

(b) Notwithstanding anything to the contrary contained in this Indenture, during any twelve-month period the Trustee may without a vote of the Unit Holders sell, assign, transfer and convey up to one percent (1%) of the value of the Royalties in any one or more transactions that the Trustee determines to be in the best interest of the Unit Holders. For purposes of this Section

3.02(b), the value of the Royalties to be sold and of all the Royalties shall be the discounted present value of the future net revenue attributable to the proved reserves attributable to such Royalties, as set forth in a Reserve Report as of December 31 of the year preceding the date of the definitive sale agreement for any sale (such report to be prepared by independent petroleum engineers selected by Trustee). The use of such values is solely for the purpose of determining compliance with this Section 3.02(b), and it is recognized that the proceeds of the sale may be greater or lesser than the value so determined.

Section 3.03. No Power to Engage in Business or Make Investments.  The Trustee shall not, in its capacity as Trustee under the Trust, engage in any business or commercial activity of any kind whatsoever and shall not, under any circumstances, use any portion of the Trust Estate to acquire any oil and gas lease, royalty or other mineral interest other than the Royalties, or, except as permitted in Sections 3.04 and 3.15, acquire any other asset. The Trustee shall not accept contributions to the Trust other than the Royalties.

Section 3.04. Interest on Cash on Hand.  Cash being held by the Trustee as a reserve for liabilities or for distribution at the next Distribution Date shall be invested (in the Trustee’s discretion) in:

(a) obligations issued by (or unconditionally guaranteed by) the United States or any agency or instrumentality thereof (provided such agency’s or instrumentality’s such obligations are secured by the full faith and credit of the United States); or

(b) repurchase agreements secured by obligations qualifying under subparagraph (a) above;~~or~~

(c) certificates of deposit of any bank having capital, surplus and undivided profits in excess of $100,000,000; or

(d) other interest bearing accounts in FDIC-insured state or national banks, including the Trustee, so long as the entire amount in such accounts is at all times fully insured by the Federal Deposit Insurance Corporation.

provided such repurchase agreements ~~or~~, certificates of deposit, or accounts shall bear interest at a rate which is the greater of (i) the interest rate which the Bank or its successor pays in the normal course of business on amounts placed with it, taking into account the amounts involved, the period held and other relevant factors, or (ii) the rate of interest paid on obligations qualifying under subparagraph (a) above. Any such obligations, repurchase agreements or certificates must mature on or before the next succeeding Distribution Date and must be held to maturity. To the extent not prohibited by Section 113.057 of the Texas Trust Code any such cash may be placed with the Bank or any successor bank serving as Trustee.

Section 3.05. Power to Settle Claims.  The Trustee is authorized to prosecute or defend, or to settle by arbitration or otherwise, any claim of or against the Trustee, the Trust or the Trust Estate, to waive or release rights of any kind and to pay or satisfy any debt, tax or claim upon any evidence by it deemed sufficient.

Section 3.06. Power to Contract for Services.  In the administration of the Trust, the Trustee is empowered to employ oil and gas consultants, accountants, investment advisors, attorneys (including counsel for Grantors), transfer agents and other professional and expert persons and to employ or contract for clerical and other administrative assistance and to make payments of all fees for services or expenses in any manner thus incurred out of the Trust Estate.

Section 3.07. Payment of Liabilities of Trust.  The Trustee shall, to the extent that funds of the Trust are available therefor, make payment of all liabilities of the Trust, including, but without limiting the generality of the foregoing, all expenses, taxes, liabilities incurred of all kinds, compensation to it for its services hereunder, and compensation to such parties as may be employed as provided for in Section 3.06 hereof.

Section 3.08. Establishment of Reserves.  With respect to any liability which is contingent or uncertain in amount or which otherwise is not currently due and payable, the Trustee in its sole discretion may, but is not obligated to, establish a cash reserve for the payment of such liability.

Section 3.09. Limited Power to Borrow.  If at any time the cash on hand and to be received by the Trustee is not, or will not, in the judgment of the Trustee, be sufficient to pay liabilities of the Trust as they become due, the Trustee is authorized to borrow the funds required to pay such liabilities. In such event, no further distributions will be made to Unit Holders (except in respect of previously determined Monthly Distribution Amounts) until the indebtedness created by such borrowing has been paid in full. Such funds may be borrowed from any Person, including, without limitation, the Bank or any other fiduciary hereunder. To secure payment of such indebtedness, the Trustee is authorized to mortgage, pledge, grant security interests in or otherwise encumber (and to include as a part thereof any and all terms, powers, remedies, covenants and provisions deemed necessary or advisable in the Trustee’s discretion, including, without limitation, the power of sale with or without judicial proceedings) the Trust Estate, or any portion thereof, including the Royalties, and to carve out and convey production payments.

Section 3.10. Income and Principal.  The Trustee shall not be required to keep separate accounts or records for income and principal or maintain any reserves for depletion of the Royalties. However, if the Trustee does keep such separate accounts or records, then the Trustee is authorized to treat all or any part of the yield from the Royalties as income or principal, and in general to determine all questions as between income and principal and to credit or charge to income or principal or to apportion between them any receipt or gain and any charge, disbursement or loss as is deemed advisable under the circumstances of each case. Regardless of any such characterization, however, the Trustee shall not make any distribution, accumulate any funds, or maintain any reserve except as expressly provided in this Trust Agreement. The Trustee shall not maintain a reserve for depletion of the mineral assets represented in the Trust corpus.

Section 3.11. Term of Contracts.  In exercising the rights and powers granted hereunder, the Trustee is authorized to make the term of any transaction or contract or other instrument extend beyond the term of the Trust.

Section 3.12. Transactions between Related Parties.  The Trustee shall not be prohibited in any way in exercising its powers from making contracts or having dealings with itself in any other capacity (fiduciary or otherwise) or with the Grantors.

Section 3.13. No Bond Required.  The Trustee shall not be required to furnish any bond or security of any kind.

Section 3.14. Timing of Trust Income and Expenses.  The Trustee will use all reasonable efforts to cause the Trust and the Unit Holders to recognize income (including any income from interest earned on reserves established pursuant to Section 3.08 hereof) and expenses on Monthly Record Dates. The Trustee will invoice the Trust for services rendered by the Trustee only on a Monthly Record Date and shall cause the Trust to pay any such invoices only on the Monthly Record Date on which an invoice is rendered and will use all reasonable efforts to cause all persons to whom the Trust becomes liable to invoice the Trust for such liability on a Monthly Record Date and to cause the Trust to pay any such liabilities on the Monthly Record Date on which such liability is invoiced. In connection with the requirements of any securities exchange on which the Units are listed or market system through which Units are traded, the Trustee will, if required by such securities exchange or market system, use all reasonable efforts to determine the Monthly Distribution Amount and report such amount to the exchange or market system at such time as may be required by such securities exchange or market system. Nothing in this Section shall be construed as requiring the Trustee to cause payment to be made for Trust liabilities on any date other than on such date as in its sole discretion it shall deem to be in the best interest of the Unit Holders.

Section 3.15. Divestiture of Units.  If at any time the Trust or the Trustee is named a party in any judicial or administrative proceeding which seeks the cancellation or forfeiture of any property in which the Trust has an interest because of the nationality, or any other status, of any one or more Unit Holders, the following procedures will be applicable:

(a) The Trustee will promptly give written notice (“Notice”) to each holder (“Ineligible Holder”) whose nationality or other status is an issue in the proceeding as to the existence of such controversy. The Notice will contain a reasonable summary of such controversy and will constitute a demand to each Ineligible Holder that he dispose of his Units to a party which would not be an Ineligible Holder within 30 days after the date of the Notice.

(b) If any Ineligible Holder fails to dispose of his Units as required by the Notice, the Trustee will have the right to purchase, and will purchase, any such Units at any time during the 90 days after the expiration of the 30-day period specified in the Notice. The purchase price on a per Unit basis will be determined as of the last business day (“determination day”) preceding the end of the 30-day period specified in the Notice and will equal the following per Unit amount: (i) if the Units are then listed on a securities exchange the price will equal the closing price of the Units on such exchange (or, if the Units are then listed on more than one exchange, on the largest such exchange in terms of the volume of Units traded thereon during the preceding twelve months) on the determination day if any Units were sold on such exchange on such day or, if not, on the last preceding day on which any Units were sold on such exchange or (ii) if the Units are not then listed on any securities exchange, but are traded through a market system, the price will equal the mean between the closing bid and asked prices for the Units in such market system on the determination day if quotations for such prices on such day are available or, if not, on the last preceding day for which such quotations are available or (iii) if the Units are not then listed on any stock exchange or traded through any market system, the price will be determined by multiplying the present value of the estimated future net revenues attributable to proved reserves of the Royalties as reflected in the latest Reserve Report prepared for the Trust (minus all liabilities of the Trust) by 1.4 and by then dividing such amount by the number of Units (including the Units to be purchased) then outstanding. Such purchase will be accomplished by tender of the above cash price to the Ineligible Holder at his address as shown on the records of the Trustee, either in person or by mail as provided in Section 11.06, accompanied by notice of cancellation. Concurrently with such tender the Trustee shall cancel or cause to be cancelled all Certificates representing units then owned by such Ineligible Holder and for which tender has been made, and the Trustee shall issue or cause to be issued to itself a Certificate or Certificates representing the same number of Units as were so cancelled. In the event the tender is refused by the Ineligible Holder or if he cannot be located after reasonable efforts to do so, the tendered sum shall be held by the Trustee in an interest bearing account for the benefit of such Ineligible Holder, until proper claim for same (together with interest accrued thereon) has been made by such Holder, but subject to applicable laws concerning unclaimed property.

(c) The Trustee may, in its sole discretion, cancel any Units acquired in accordance with the foregoing procedures or may sell such Units, either publicly or privately, in accordance with all applicable laws. The proceeds of any such sale of Units, less the expenses of such sale, will constitute revenues of the Trust.

(d) The Trustee may, in its sole discretion, borrow any amounts required to purchase Units in accordance with the procedures described above.

Section 3.16. Filing of Registration Statements, Listing of Units.  The Trustee shall, upon the request of the Grantors or their successors in interest (in either case, the “Grantors”), on behalf of the Trust, cooperate with Grantors and otherwise use its best efforts to cause:

(a) one or more Securities Act Registration Statements to be prepared, signed, filed and declared effective by the SEC;

(b) an Exchange Act Registration Statement to be prepared, signed, filed and become effective;

(c) the Units to be qualified or exempted from qualification under the securities or Blue Sky Laws of the several states; and

(d) the Units to be listed for trading on the New York Stock Exchange or another national securities exchange, as it shall select, or, if listing on a national securities exchange is not feasible or is undesirable, to cause the Units to be admitted for quotation on the National Association of Securities Dealers Automated Quotation System National Market System (the “NASDAQ”).

The Grantors shall be obligated and entitled, at their own expense, to take or cause to be taken all steps customary or appropriate to the accomplishment of the objectives set forth above including, without limitation, engaging counsel for themselves and approving special counsel for the Trust engaging accountants for the Trust, contracting for all printing and engraving services, making all filings and applications necessary to the foregoing and paying all filing and application fees associated therewith. The Trustee agrees that Grantors, and their successors, shall have the right to execute, by and on behalf of the Trust, a registration statement filed with the Commission or any state authority, and an application filed with a national securities exchange or the NASDAQ, and any other documents incidental or related thereto or in connection with the public sale of Trust Units.

The reasonable fees, charges, expenses, disbursements and other costs incurred by the Trustee in connection with the discharge of its duties under this Section 3.16 shall be paid by the Grantors.

The Trustee shall cooperate with and assist the Grantors in every reasonable way and in good faith in accomplishing the foregoing. Among other things, the Trustee shall permit counsel, special counsel and accountants engaged by the Grantors and other representatives of the Grantors reasonable access to information responsive to the requirements of the Securities Act, the Exchange Act, the securities or Blue Sky laws of the several states, the rules of any securities exchange upon which listing is to be sought and the rules of the National Association of Securities Dealers, Inc., and to Trustee personnel having such information, as fully and to the same extent as if the Trustee were proceeding for its own purposes to accomplish such objectives. The Trustee agrees to provide the Grantors with the authority and the signatures required for the filing of the Securities Act Registration Statements, the Exchange Act Registration Statement, and registration statements, notices of exemption, applications for exemption, consents to service of process and all other documents necessary to comply with the Blue Sky laws of the several states, a listing application with the New York Stock Exchange or any other national securities exchange or an application for quotation on the NASDAQ. The Trustee shall also provide the Grantors upon request with a Unit holders list as of the latest Record Date in such form as the Grantors may reasonably request.

After the registration of the Units pursuant to the Exchange Act and/or the listing of the Units on the New York Stock Exchange or another national securities exchange or the quotation of the Units on the NASDAQ, the Trustee, on behalf of the Trust, shall cause the Trust to comply with all of the rules, orders and regulations of the SEC, such exchange or the National Association of Securities Dealers, Inc., and take all such other actions necessary for the Units to remain so registered, listed or quoted until this Trust is terminated.

Section 3.17. Miscellaneous.  Except as otherwise provided in this Indenture, this Indenture and the Trust shall be governed, construed, administered and controlled by and under the laws of the State of Texas, and the rights, powers, duties and liabilities of the Trustee shall be in accordance with and governed by the terms and provisions of the Texas Trust Code and other applicable laws of the State of Texas in effect at any applicable time.

ARTICLE IV.
BENEFICIAL SHARES AND CERTIFICATES

Section 4.01. Creation and Distribution.  The entire Beneficial Interest shall be divided into 12,000,000 Units. The ownership of the Units shall be evidenced by (i) Certificates in the form set forth on Schedule 1 hereto, containing such changes or alterations of form, as the Trustee shall from time to time, in its discretion, deem necessary or desirable, (ii) a book-entry position in Units maintained as part of a direct registration system, or (iii) any other manner required or permitted by United States securities laws or regulations promulgated by the Securities and Exchange Commission thereunder or the regulations of any stock exchange on which the Units are then listed. The Trustee shall issue Certificates to the holders of Units evidencing the number of Units beneficially owned by such holders promptly following the formation of the Trust as set forth in Schedule 2.

Section 4.02. Rights of Unit Holders.  The Unit Holders shall own pro rata the Beneficial Interest and shall be entitled to participate pro rata in the rights and benefits of the Unit Holders under this Indenture. A Unit Holder by assignment or otherwise takes and holds the same subject to all the terms and provisions of this Indenture and the Conveyances, which shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the Unit Holder. By an assignment or transfer of one or more Units ~~represented by a Certificate~~, the assignor thereby shall, effective as of the close of business on the date of transfer and with respect to such assigned or transferred Unit or Units, part with, except as provided in Section 4.04 in the case of a transfer after a Monthly Record Date and prior to the next monthly payment date thereafter, (i) all his Beneficial Interest attributable thereto; (ii) all his rights in, to and under such Certificate (if such Units are certificated); and (iii) all interests, rights and benefits under this Trust of a Unit Holder which are attributable to such Unit or Units as against all other Unit Holders and the Trustee. The Certificates, the Units and the rights, benefits and interests evidenced by either or both (including, without limiting the foregoing, the entire Beneficial Interest) are and shall be held and construed to be in all respects intangible personal property, and the Units and the Certificates ~~and~~ evidencing such (if such Units ~~evidenced thereby~~ are certificated) shall be bequeathed, assigned, disposed of and distributed as intangible personal property. No Unit Holder as such shall have any legal title in or to any real property interest which is a part of the Trust Estate, including, without limiting the foregoing, the Royalties or any part thereof, but the sole interest of each Unit Holder shall be such Unit Holder’s Beneficial Interest and the obligation of the Trustee to hold, manage and dispose of the Trust Estate and to account for the same as in this Indenture provided. No Unit Holder shall have the right to call for or demand or secure any partition or distribution of the Royalties during the continuance of the Trust or during the period of liquidation and winding up under Section 9.03.

Section 4.03. Execution of Certificates.  All Certificates, if any, shall be signed by a duly authorized officer of the Trustee. Certificates may be signed and sealed on behalf of the Trustee by such persons as at the actual date of the signing and sealing of such Certificates shall be the proper officers of the Trustee, although at the nominal date of such Certificates any such person shall not have been such officer of the Trustee. Any such signature may be the manual or facsimile signature of such officers and may be affixed, imprinted or otherwise reproduced on the Certificate.

Section 4.04. Registration and Transfer of Units.  The Units shall be transferable as against the Trustee as provided herein, and then only on the records of the Trustee and upon the surrender of Certificates, ~~if any, and~~ or in compliance with the Trustee’s procedures for uncertificated Units, and in either case, compliance with such reasonable regulations as ~~it~~ the Trustee may prescribe. After all restrictions on the transfer of Units or Certificates have lapsed, no service charge shall be made to Unit Holders or Transferees for any transfer of a Unit, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Until any such transfer the Trustee may treat the owner of any Certificate as shown by its records, or the Unit Holder of record in accordance with the Trustee’s procedures for uncertificated Units, as the owner of the Units evidenced thereby and shall not be charged with notice by any other party of any claim or demand respecting such Certificate or uncertificated Unit or the interest represented thereby. Any such transfer of a Unit shall, as to the Trustee, transfer to the transferee as of the close of business on the date of transfer all of the Beneficial Interest of the transferor; provided that a transfer of a Unit after any Monthly Record Date shall not transfer to the Transferee the right of the transferor to any sum payable to such transferor as the holder of the ~~Certificate~~Unit of record on said day. As to matters affecting the title, ownership, warranty or transfer of Certificates, except as provided to the contrary herein, Article 8 of the Uniform Commercial Code~~, the Texas Uniform Act for Simplification of Fiduciary Security Transfers under Chapter 33 of the Texas Business and Commerce Code~~ and other statutes and rules with respect to the transfer of securities, each as adopted and then in force in the State of Texas, shall govern and apply. The death of any Unit Holder shall not entitle the Transferee to an account or valuation for any purpose, but such Transferee shall succeed to all rights of the deceased Unit Holder under this Indenture upon proper proof of title satisfactory to the Trustee.

Section 4.05. Restrictions on Transfer.

(a) Units not acquired pursuant to an effective registration statement filed under the Securities Act may not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of, in whole or in part, except pursuant to an exemption from registration under the Securities Act, unless the Transferee of such Units delivers an opinion of counsel reasonably satisfactory to the Trustee stating that such transfer is exempt from registration under the Securities Act and applicable state securities laws or any requirement or regulation promulgated thereunder.

In order to ensure compliance with the registration requirements of the Securities Act and applicable state securities laws, the Trustee shall affix to each Certificate issued, other than Certificates issued to Transferees who purchased Units pursuant to an effective Securities Act Registration Statement, the following legend:

“The Units represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or the securities or blue sky laws of any state (collectively the “Acts”). Such Units may not be offered or sold and no transfer of them may be made in the absence of an effective registration statement as to such Units under all applicable Acts, unless the Trustee has received an opinion of counsel reasonably satisfactory to the Trustee to the effect that such registrations are not required.”

Upon receipt by the Trustee of a satisfactory opinion of counsel that such a legend is no longer required on a Certificate representing Trust Units, the Trustee shall remove the legend from the Certificate representing such Units.

(b) A transfer or attempted transfer of Units in violation of this Section 4.05 shall be void and ineffectual and shall not bind the Trustee or the Trust. The Transferee of a Unit whose transfer is restricted under this Section 4.05 shall pay all expenses incurred by the Trust or the Trustee in connection with such transfer.

Section 4.06. Mutilated, Lost, Stolen and Destroyed Certificates.  If any Certificate is lost, stolen, destroyed or mutilated, the Trustee, in its discretion and upon proof satisfactory to the Trustee, together with a surety bond sufficient in the opinion of the Trustee to indemnify the Trustee against all loss or expenses in the premises (if deemed advisable by the Trustee), and surrender of the mutilated Certificate, will issue ~~a new Certificate to~~at the discretion of the holder of such lost, stolen, destroyed or mutilated Certificate as shown by the records of the Trustee, upon payment of a reasonable charge of the Trustee and any reasonable expenses incurred by it in connection therewith, either a new Certificate or evidence of Unit ownership compliant with the Trustee’s procedures for uncertificated Units.

Section 4.07. Protection of Trustee.  The Trustee shall be protected in acting upon any notice, credential, certificate, assignment or other document or instrument believed by the Trustee to be genuine and to be signed by the proper party or parties. Except as provided herein to the contrary, the Trustee is specifically authorized to rely upon the application of Article 8 of the Uniform Commercial Code~~, the application of the Texas Uniform Act for Simplification of Fiduciary Security Transfers under Chapter 33 of the Texas Business and Commerce Code~~ and the application of other statutes and rules with respect to the transfer of securities, each as adopted and then in force in the State of Texas, as to all matters affecting title, ownership, warranty or transfer of either the Certificates and the Units represented thereby or of uncertificated Units, without any personal liability for such reliance, and the indemnity granted under Section 6.02 shall specifically extend to any matters arising as a result thereof.

Section 4.08. Determination of Ownership of Certificates.  In the event of any disagreement between persons claiming to be Transferees of any Unit Holder, the Trustee shall be entitled at its option to refuse to recognize any such claims so long as such disagreement shall continue. In so refusing, the Trustee may elect to make no delivery or other disposition of the interest represented by the Certificate involved, or any part thereof, or of any sum or sums of money, accrued or accruing thereunder, and, in so doing, the Trustee shall not be or become liable to any Person for the failure or refusal of the Trustee to comply with such conflicting claims, and the Trustee shall be entitled to continue so to refrain and refuse so to act, until:

(a) the rights of the adverse claimants have been adjudicated by a final judgment of a court assuming and having jurisdiction of the parties and the interest and money involved, or

(b) all differences have been adjusted by valid agreement between said parties and the Trustee shall have been notified thereof in writing signed by all of the interested parties.

ARTICLE V.
ACCOUNTING AND DISTRIBUTIONS

Section 5.01. Fiscal Year and Accounting Method.  The fiscal year of the Trust shall be the calendar year. The Trustee shall maintain its books in accordance with generally accepted accounting principles or such other method as will provide appropriate financial data responsive to the needs of the Unit Holders.

Section 5.02. Distributions.  The Trustee shall determine the Monthly Distribution Amount for each month and shall establish a cash reserve equal to such amount on the Monthly Record Date for such month.

On the Distribution Date for such Monthly Distribution Amount, the Trustee will distribute pro rata to the ~~Certificate~~Unit Holders of record on such Monthly Record Date such Monthly Distribution Amount, together with any interest received on such amount.

Section 5.03. Federal Income Tax Reporting.  For federal income tax purposes, the Trustee shall file such returns and statements as in its judgment are required to comply with applicable provisions of the Code and regulations and to permit each Unit Holder correctly to report such Unit Holder’s share of the income and deductions of the Trust. The Trustee will treat all income and deductions of the Trust for each month as having been realized on the Monthly Record Date for such month unless otherwise advised by its counsel or the Internal Revenue Service. The Trustee will report as a grantor trust until and unless it receives an opinion of tax counsel that such reporting is no longer proper.

Section 5.04. Reports to Unit Holders.  As promptly as practicable following the end of each calendar quarter except the fourth calendar quarter, the Trustee shall mail to each Person who was a Unit Holder of record on a Monthly Record Date during such quarter a report which shall show in reasonable detail such information as is necessary to permit holders of units to make all calculations necessary for tax purposes including depletion, and which shall show the assets and liabilities and receipts and disbursements of the Trust for such Quarter and for each month in such quarter. Within 120 days following the end of each fiscal year, the Trustee shall mail, to each Unit Holder of record on a date to be selected by the Trustee, an annual report containing financial statements audited by a nationally recognized firm of public accountants selected by the Trustee and, in addition, an annual report which shall show in reasonable detail such information as is necessary to permit holders of Units to make calculations necessary for tax purposes, including depletion. Notwithstanding the foregoing, the Trustee will furnish to the Unit Holders such reports, in such manner, as are at any time required by law or by regulations of any securities exchange on which the Units are listed.

Section 5.05. Filings.  The Trustee is authorized to make all filings on behalf of the Trust required by applicable law or regulation.

ARTICLE VI.
LIABILITY OF TRUSTEE AND METHOD OF SUCCESSION

Section 6.01. Liability of Trustee.

(a) Except as otherwise provided herein and specifically except as provided in paragraph (b) below, the Trustee, in carrying out its powers and performing its duties, may act in its discretion and shall be personally or individually liable only for fraud or for acts or omissions in bad faith and shall not individually or personally be liable for any act or omission of any agent or employee of the Trustee unless the Trustee has acted in bad faith in the selection and retention of such agent or employee.

(b) If the Trustee enters into a contract on behalf of the Trust Estate without ensuring that any liability arising out of such contract shall be satisfiable only out of the Trust Estate and shall not in any event, including the exhaustion of the Trust Estate, be satisfiable out of amounts at any time distributed to any Unit Holder or out of any other assets owned by any Unit Holder, then Trustee, vis-a-vis the Unit Holders, shall be fully and exclusively liable for such liability, but shall have the right to be indemnified and reimbursed from the Trust Estate to, the extent provided in Section 6.02.

Section 6.02. Indemnification of Trustee.  The Trustee shall be indemnified by, and receive reimbursement from, the Trust Estate against and from any and all liability, expense, claims, damages or loss incurred by it individually or as Trustee in the administration of the Trust and the Trust Estate or any part or parts thereof, or in the doing of any act done or performed or omission occurring on account of its being Trustee, except such liability, expense, claims, damages or loss as to which it is liable under Section 6.01(a). Trustee shall have a lien upon the Trust Estate to secure it for such indemnification and reimbursement and for compensation to be paid to Trustee. Except as provided in Section 4.06, neither the Trustee nor any agent or employee of the Trustee shall be entitled to any reimbursement or indemnification from any Unit Holder for any liability, expense, claims, damages or loss incurred by the Trustee or any such agent or employee, their right of reimbursement and indemnification, if any, being limited solely to the Trust Estate, whether or not the Trust Estate is exhausted without full reimbursement or indemnification of the Trustee or any such agent or employee.

Section 6.03. Resignation of Trustee.  The Trustee may resign, with or without cause, at any time by written notice to each of the then Unit Holders of record, given by registered mail addressed to each such holder at such holder’s last known post office address as shown by the records of the Trustee at the time such notice is given. Such notice shall specify a date when such resignation shall take effect, which shall be a Business Day not less than ninety (90) days after the date such notice is mailed. In case of such resignation, the Trustee will use its best efforts to nominate a successor, and will call a meeting of Unit Holders for the purpose of appointing a successor, and will solicit proxies for such meeting.

Section 6.04. Removal of Trustee.  The Trustee may be removed, with or without cause, at a meeting held in accordance with the requirements of Article VIII by the affirmative vote of the holders of a majority of all the Units then outstanding.

Section 6.05. Appointment of Successor Trustee.  In the event of a vacancy in the position of Trustee or if a Trustee has given notice of its intention to resign, the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII may appoint a successor Trustee. Nominees for appointment may be made by (i) the resigned or removed Trustee and (ii) any Unit Holder or Unit Holders owning at least 15% of the Units. Any such successor Trustee shall be a bank or trust company having a capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $100,000,000. In the event that a vacancy in the position of Trustee continues for sixty (60) days, a successor Trustee may be appointed by any State or Federal District Court holding terms in Tarrant County, Texas, upon the application of any Unit Holder, and in the event any such application is filed, such court may appoint a temporary Trustee at any time after such application is filed with it which shall, pending the final appointment of a Trustee, have such powers and duties as the court appointing such temporary Trustee shall provide in its order of appointment, consistent with the provisions of this Indenture.

Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the succeeded Trustee hereunder shall be vested in and undertaken by the successor Trustee which shall be entitled to receive from the Trustee which it succeeds all of the Trust Estate held by it hereunder and all records and files in connection therewith. No successor Trustee shall be obligated to examine or seek alteration of any account of any preceding Trustee, nor shall any successor Trustee be liable personally for failing to do so or for any act or omission of any preceding Trustee. The preceding sentence shall not prevent any successor Trustee or anyone else from taking any action otherwise permissible in connection with any such account.

Section 6.06. Laws of Other Jurisdictions.  If notwithstanding the other provisions of this Indenture the laws of jurisdictions other than Texas (each being referred to below as “such jurisdiction”) apply to the administration of properties under this Indenture, the following provisions shall apply. If it is necessary or advisable for a trustee to serve in such jurisdiction and if the Trustee is disqualified from serving in such jurisdiction or for any other reason fails or ceases to serve there, an ancillary trustee meeting the requirements set forth in second sentence of Section 6.05, shall be designated in writing by the Trustee. To the extent permitted under the laws of such jurisdiction, the Trustee may remove the trustee in such jurisdiction, without cause and without necessity of court proceeding, and may or may not appoint a successor trustee in such jurisdiction from time to time. The trustee serving in such jurisdiction is requested and authorized, to the extent not prohibited under the laws of such jurisdiction, to appoint the Trustee to handle the details of administration in such jurisdiction. The trustee in such jurisdiction shall have all rights, powers, discretions, responsibilities and duties as are delegated in writing by the Trustee, subject to such limitations and directions as shall be specified by the Trustee in the instrument evidencing such appointment. Any trustee in such jurisdiction shall be responsible for all assets with respect to which such trustee is empowered to act. To the extent the provisions of this Indenture and Texas law cannot be applicable to the administration in such jurisdiction the rights, powers, duties and liabilities of the trustee in such jurisdiction shall be the same (or as near the same as permitted under the laws of such jurisdiction if applicable) as if governed by Texas law. In all events, the administration in such jurisdiction shall be as free and independent of court control and supervision as permitted under the laws of such jurisdiction. Whenever the term “Trustee” is applied in this Indenture to the administration in such jurisdiction, it shall refer only to the trustee then serving in such jurisdiction.

ARTICLE VII.
COMPENSATION OF THE TRUSTEE

Section 7.01. Compensation of Trustee.  The Trustee shall receive compensation for its services as Trustee hereunder and as transfer agent as set forth in Schedule 3 attached hereto.

Section 7.02. Expenses.  The out-of-pocket costs incurred by the Trustee for long distance telephone calls, overtime necessitated by rush orders, travel, legal services, stationery, binders, envelopes, ledger sheets, transfer sheets, checks, ~~Certificate~~Unit list sheets, postage and insurance will be reimbursed to the Trustee at actual cost.

Section 7.03. Other Services.  The Trustee shall be reimbursed for actual expenditures made on account of any unusual duties in connection with matters pertaining to the Trust. In the event of litigation involving the Trust, audits or inspection of the records of the Trust pertaining to the transactions affecting the Trust or any other unusual or extraordinary services rendered in connection with the administration of the Trust, Trustee shall be entitled to receive reasonable compensation for the services rendered.

Section 7.04. Source of Funds.  All compensation, reimbursements and other charges owing to the Trustee will be payable by the Trust out of the Trust Estate.

ARTICLE VIII.
MEETINGS OF UNIT HOLDERS

Section 8.01. Purpose of Meetings.  A meeting of the Unit Holders may be called at any time and from time to time pursuant to the provisions of this Article to transact any matter that the Unit Holders may be authorized to transact.

Section 8.02. Call and Notice of Meetings.  Any such meeting of the Unit Holders may be called by the Trustee in its discretion and will be called by the Trustee at the written request of Unit Holders owning not less than 15% in number of the Units outstanding. All such meetings shall be held at such time and at such place in Fort Worth, Texas, as the notice of any such meeting may designate. Written notice of every meeting of the Unit Holders signed by the Trustee setting forth the time and place of the meeting and in general terms the matters proposed to be acted upon at such meeting shall be given in person or by mail not more than 60 nor less than 20 days before such meeting is to be held to all of the Unit Holders of record as of a record date set by the Trustee not more than 60 days before the date of such mailing. No matter other than that stated in the notice shall be acted upon at any meeting.

Section 8.03. Voting.  Each Unit Holder shall be entitled to one vote for each Unit owned by such Unit Holder, and any Unit Holder may vote in person or by duly executed written proxy. A telegram, telex, cablegram, email, or other form of electronic transmission, including telephone transmission, by the Unit Holder or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Unit Holder shall be treated as an execution in writing for purposes of this Section 8.03. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the Unit Holder. At any such meeting the presence in person or by proxy of Unit Holders holding a majority of the Units at the time outstanding shall constitute a quorum, and, except as otherwise specifically provided herein, any matter shall be deemed to have been approved by the Unit Holders if it is approved by the vote of a majority in interest of such Unit Holders constituting a quorum, although less than a majority of all of the Units at the time outstanding, except, prior to the closing of a public offering of Trust Units registered with the Commission under the Securities Act, that the affirmative vote by the Unit Holders of more than 50% of all the Units then outstanding and thereafter the affirmative vote by the Unit Holders of 80% or more of all the Units then outstanding shall be required to:

(a) approve or authorize any sale of all or any material part of the assets of the Trust, or

(b) terminate the Trust pursuant to Section 9.02(c), or

(c) approve any amendment to or affecting this Agreement.

Notwithstanding the foregoing, nothing contained in this Section 8.03 shall be deemed to require Unit Holder approval of any sale pursuant to Section 3.02(b).

Section 8.04. Conduct of Meetings.  The Trustee may make such reasonable regulations consistent with the provisions hereof as it may deem advisable for any meeting of the Unit Holders, including regulations covering the closing of the transfer books of the Trustee for purposes of determining Unit Holders entitled to notice of or to vote at any meeting, the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, the preparation and use at the meeting of a list authenticated by or on behalf of the Trustee of the Unit Holders entitled to vote at the meeting and such other matters concerning the calling and conduct of the meeting as it shall deem advisable.

ARTICLE IX.
DURATION, REVOCATION AND TERMINATION OF TRUST

Section 9.01. Revocation.  The Trust is and shall be irrevocable and Grantors retains no power to alter, amend or terminate the Trust. The Trust shall be terminable only as provided in Section 9.02, and shall continue until so terminated.

Section 9.02. Termination.  The Trust shall terminate upon the first to occur of the following events:

(a) the disposition of all of the Royalties pursuant to the terms of this Indenture;

(b) at such time as its gross revenue for each of two successive years after the year 1990 is less than $1,000,000 per year,

(c) a vote in favor of termination by the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII, or

(d) the expiration of twenty-one years after the death of the last survivor of the lawful descendants of any degree of the signers of the Declaration of Independence in being on the date of execution hereof.

Section 9.03. Disposition and Distribution of Properties.  For the purpose of liquidating and winding up the affairs of the Trust at its termination, the Trustee shall continue to act as such and exercise each power until its duties have been fully performed and the Trust Estate finally distributed. Upon the termination of the Trust, the Trustee shall sell for cash in one or more sales all the properties other than cash then constituting the Trust Estate. The Trustee may engage the services of one or more investment advisors or other parties deemed by the Trustee to be qualified as experts on such matters to assist with such sales and shall be entitled to rely on the advice of such persons as contemplated by Section 11.02. The Trustee shall as promptly as possible distribute the proceeds of any such sales and any other cash in the Trust Estate according to the respective interests and rights of the Unit Holder, after paying, satisfying and discharging all of the liabilities of the Trust, or, when necessary, setting up reserves in such amounts as Trustee in its discretion deems appropriate for contingent liabilities. In the event that any property which the Trustee is required to sell is not sold by the Trustee within three years after the termination of the Trust, the Trustee shall cause such property to be sold at public auction to the highest cash bidder. Notice of such sale by auction shall be mailed at least thirty days prior to such sale to each Unit Holder at such Unit Holder’s address as it appears upon the books of the Trustee. Grantors may purchase all or any portion of the Trust Estate properties at any sale pursuant to this Section. The Trustee shall not be required to obtain approval of the Unit Holders prior to selling property pursuant to this Section. Upon making final distribution to the Unit Holders, the Trustee shall be under no further liability except as provided in Section 6.01(b).

ARTICLE X.
AMENDMENTS

Section 10.01. Prohibited.  No amendment may be made to any provision of the Indenture which would:

(a) alter the purposes of the Trust or permit the Trustee to engage in any business or investment activities or any activity substantially different from that specified herein;

(b) alter the rights of the Unit Holders vis-a-vis each other, or

(c) permit the Trustee to distribute the Royalties in kind either during the continuation of the Trust or during the period of liquidation or winding up under Section 9.03.

Section 10.02. Permitted.  All other amendments to the provisions of the Indenture shall be made by a vote of the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII. The Trustee shall approve all amendments provided all prior conditions are satisfied and there is no adverse effect on the Trust.

ARTICLE XI.
MISCELLANEOUS

Section 11.01. Inspection of Trustee’s Books.  Each Unit Holder and such Unit Holder’s duly authorized agents, attorneys and auditors shall have the right during reasonable business hours to examine, inspect and make audits of the Trust and records of the Trustee, including lists of Unit Holders for any proper purpose in reference thereto.

Section 11.02. Trustee’s Employment of Experts.  The Trustee may, but shall not be required to, consult with counsel, who may be its own counsel, accountants, geologists, engineers, investment advisors and other parties deemed by the Trustee to be qualified as experts on the matters submitted to them, and the opinion of any such parties on any matter submitted to them by the Trustee shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of any such party.

Section 11.03. Merger or Consolidation of Trustee.  Neither a change of name of the Trustee nor any merger or consolidation of its corporate powers with another bank or with a trust company shall affect its right or capacity to act hereunder.

Section 11.04. Filing of this Indenture.  Neither this Indenture nor any executed copy hereof need be filed in any county in which any of the Trust Estate is located, but the same may be filed for record in any county by the Trustee. In order to avoid the necessity of filing this Indenture for record, the Trustee agrees that for the purpose of vesting the record title to the Royalties in any successor to the Trustee, the retiring Trustee will, upon appointment of any successor Trustee, execute and deliver to such successor Trustee appropriate assignments or conveyances.

Section 11.05. Severability.  If any provision of this Indenture or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be illegal, invalid or unenforceable to any extent, the remainder of this Indenture or the application of such provision to Persons or circumstances, other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby, and every provision of this Indenture shall be valid and enforced to the fullest extent permitted by law.

Section 11.06. Notices.  Any notice or demand which by any provision of this Indenture is required or permitted to be given or served upon the Trustee by any Unit Holder may be given or served by being deposited, postage prepaid and by registered or certified mail, in a post office or letter box addressed (until another address is designated by notice to the Unit Holders) to NCNB Texas National Bank, Trustee of the Cross Timbers Royalty Trust at P. O. Box 1317, Fort Worth, Texas 76101 to the attention of Joe Grissom. Any notice or other communication by the Trustee to any Unit Holder shall be deemed to have been sufficiently given, for all purposes, when deposited, postage prepaid, in a post office or letter box addressed to said Unit Holder at his address as shown on the records of the Trustee.

Section 11.07. Counterparts.  This Indenture may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

Section 11.08. Successors.  This Indenture shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

SCHEDULE 1

Attached hereto is the Form of Unit Certificate for the Cross Timbers Royalty Trust.

Schedule 1-1

SCHEDULE 2

CROSS TIMBERS ROYALTY TRUST

List of Units Issued to Grantors

Name	No. of Units
1. South Timbers Limited Partnership	2,316,802
2. West Timbers Limited Partnership	1,301,300
3. North Timbers Limited Partnership	4,503,790
4. East Timbers Limited Partnership	1,530,806
5. Hickory Timbers Limited Partnership	1,477,206
6. Cross Timbers Partners, L.P.	870,096

Schedule 2-1

SCHEDULE 3

TRUSTEE COMPENSATION

A. Administrative Fee1

For all administrative services, preparation of quarterly and annual statements with attention to tax and legal matters:

1.  1/20 of 1% of the first $100 million of the annual gross revenue of the Trust, and  1/30 of 1% of the annual gross revenue of the Trust in excess of $100 million.

2. Trustee’s standard hourly rates for time in excess of 100 hours for 1990 and 300 hours annually beginning in 1991. Our current hourly rate is $125.

B. Transfer Agency Fee1

1. $11.92 annually per Unit Holder account for maintaining computer records of each Unit Holder, name and address of record, tax identification number, outstanding Unit balances, alternative payee, various coded fields of pertinent information, for processing change of address and tax identification numbers; posting each Certificate cancelled or issued; issuance of 2,000 Certificates; processing request and documentation required for replacement of lost or destroyed certificates; for placing and/or removing stop transfer orders; registering Certificates; disbursing the Monthly Distribution Amounts; preparing and mailing required Internal Revenue Service forms; mailing of proxies and other related material; and maintenance and printing of Unit Holder list. Annual minimum fee is $9,500.

2. For Certificates issued, registered and posted in excess of 2,000 annually, $2.50 for each Certificate.

3. The transfer agency fees stated above will be subject to escalation based upon the general rise in prices in the economy. The index used will be the Producers Price Index as published by the United States Department of Labor, Bureau of Labor statistics or such equivalent index as may be published from time to time. All transfer agency fees will be adjusted annually by the percentage rise in this index on a December-to-December basis beginning December 31, 1990.

4. If any other services are requested of the transfer agent, such as proxies and stock dividends, the cost will be billed at the then published fee schedule.

C. Termination Fee

A fee will be charged upon termination of the Trust commensurate with the amount of work and responsibility involved which shall not exceed 10% of the proceeds received and distributed in connection with the termination liquidation; provided that termination is accomplished under the termination provisions of the Trust Indenture. Under any other method of termination, fees will be charged on an hourly basis only.

D. Invested Funds

To the extent consistent with the Trust Indenture and applicable statutes and regulations, funds held by the Trustee will be invested after receipt thereof until the next succeeding Distribution Date in such investments as are permitted by the Trust Indenture and the income so earned will be disbursed to the Unit Holders in accordance with the provisions of the Trust Indenture.

After funds are disbursed on the Distribution Date, an analysis will be made by the Trustee of the disbursement account or accounts and a credit for funds as calculated under the practice as it exists in the Trustee bank at the time and, from time to time, will be applied to reduce the administrative fee described in paragraph A above charged by the Trustee at the next administrative fee payment date. In no event shall the credit exceed the administrative fee.

[1]	Out-of-pocket expenses, such as postage, printing and legal fees, will be billed at cost.

Schedule 3-1

SPECIAL MEETING OF UNIT HOLDERS OF

CROSS TIMBERS ROYALTY TRUST

May 23, 2014

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030033333303000000 1 052314

THE TRUSTEE RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 8.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

A Appointment of a Successor Trustee.

	FOR	AGAINST	ABSTAIN
Proposal One - Appointment of Southwest Bank as Successor Trustee.	☐	☐	☐

B Indenture Amendments.

Please read each of the proposals in full in the accompanying consent solicitation statement.

	FOR	AGAINST	ABSTAIN
Proposal Two - Amendment to the Indenture Regarding Ministerial Items.	☐	☐	☐
Proposal Three - Amendments to the Indenture Regarding Expert Advice Upon Termination.	☐	☐	☐
Proposal Four - Amendments to the Indenture Regarding A Direct Registration System.	☐	☐	☐
Proposal Five - Amendments to the Indenture Regarding Asset Sales.	☐	☐	☐
Proposal Six - Amendment to the Indenture Regarding Electronic Voting.	☐	☐	☐
Proposal Seven - Amendment to the Indenture Regarding Investments.	☐	☐	☐

C Adjournment.

	FOR	AGAINST	ABSTAIN
Proposal Eight - Adjourn Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Unit Holder ______ Date: ______ Signature of Unit Holder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.